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EXHIBIT 10.1

PROMISSORY NOTE

$225,000	Sunnyvale, California March 13, 2001

    For value received, the undersigned promises to pay Preview Systems, Inc., a Delaware corporation (the "Company"), at its principal office the principal sum of $225,000 with interest from the date hereof at a rate of 6.25% per annum, compounded annually, on the unpaid balance of such principal sum. Such principal and interest shall be due and payable on August 15, 2002.

    Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT PREMIUM OR PENALTY. Any such prepaid amounts shall be applied to accrued interest before application to any principal amount due.

    Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest, and notice of nonpayment of this Note.

    This Note is full recourse.

Vincent Pluvinage

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  EXHIBIT 10.1
PROMISSORY NOTE